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                                                  State or Other
                                                  Jurisdiction of
                                                  Incorporation or
Common Parent                                     Organization
LENNAR CORPORATION                                Delaware
Subsidiary
Adjustable Mortgage Finance Corporation           Florida
Ameristar Financial Services, Inc.                California
Bert L. Smokler & Company                         Delaware
Boca Greens, Inc.                                 Florida
Boca Isles Club, Inc.                             Florida
Builders Mart Components Corp.                    Florida
DCA at Banyan Tree, Inc.                          Florida
DCA at Boca del Mar #4, Inc.                      Florida
DCA at North Lauderdale, Inc.                     Florida
DCA at Pembroke Pointe, Inc.                      Florida
DCA at the California Club, Inc.                  Florida
DCA at Waterside, Inc.                            Florida
DCA at Welleby, Inc.                              Florida
DCA at Wiggins Bay, Inc.                          Florida
DCA Builder Issuer, Inc.                          Florida
DCA CML Acceptance, Inc.                          Florida
DCA Financial Corp.                               Florida
DCA General Contractors, Inc.                     Florida
DCA Homes of Central Florida, Inc.                Florida
DCA Homes, Inc.                                   Florida
DCA Management Corp. of Palm Beach                Florida
DCA Management Corp. of Sunrise, Inc.             Florida
DCA Management Corporation                        Florida
DCA NJ Reality, Inc.                              New Jersey
DCA of Broward County, Inc.                       Florida
DCA of Fort Worth, Inc.                           Texas
DCA of Hialeah, Inc.                              Florida
DCA of Kendall, Inc.                              Florida
DCA of Lake Worth, Inc.                           Florida
DCA of New Jersey, Inc.                           New Jersey
DCA of Texas, Inc.                                Texas
DCA of West Virginia, Inc.                        West Virginia
DCA Oil of Texas, Inc.                            Texas
Devco Land Corp.                                  Florida
Devco Shopping Centers, Inc.                      Florida
Development Corporation of America                Florida
(The) Dreyfus Interstate Development Corp.        Delaware
Dyeing & Finishing, Inc.                          Florida
El Conquistador Development Corp.                 Florida
First Atlantic Building Corp.                     Florida
Florida Properties of Boynton, Inc.               Florida
H. Miller & Sons of Florida, Inc.                 Florida
H. Miller & Sons of Orlando, Inc.                 Florida
H. Miller & Sons, Inc.                            Florida
Hillside, Inc. (The)                              Florida
HMS Reality, Inc.                                 Florida
Inactive Corporations, Inc.                       Florida
Institutional Mortgages, Inc.                     Florida
Kings Isle Recreation Corp.                       Florida
Leisure Colony Management Corp.                   Florida
Len Acquisition Corporation, Inc.                 Florida
Lennar Affiliate Purchaser Corporation            Florida
Lennar Commercial Properties, Inc.                Florida
Lennar Communities Development, Inc.              Delaware
Lennar Corporate Center, Inc.                     Florida
Lennar Financial Services, Inc.                   Florida
Lennar Florida Holdings, Inc.                     Florida
Lennar Funding Corporation                        Florida
Lennar Homes of Arizona, Inc.                     Arizona
Lennar Homes of Texas, Inc.                       Texas
Lennar Homes, Inc.                                Florida
Lennar L. W. Assets, Inc.                         Florida
Lennar Management Corporation                     Florida
Lennar Mortgage Holdings Corp.                    Florida
Lennar Palm Beach, Inc.                           Florida
Lennar Park J.V., Inc.                            Florida
Lennar Partners, Inc.                             Florida
Lennar Qualified Affiliate II Corporation         Florida
Lennar Reality, Inc.                              Florida
Lennar Texas Properties, Inc.                     Texas
Lennar-Woodbury, Inc.                             Florida
Lentex Development Corporation                    Texas
LFH SUB I, Inc.                                   Florida

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Loan Funding, Inc.                                Florida
Lucerne Lakes Golf Colony #2                      Florida
Lucerne Lakes Golf Colony #3                      Florida
Lucerne Lakes Golf Colony #4                      Florida
Lucerne Lakes Golf Colony #5                      Florida
Lucerne Lakes Golf Colony #6                      Florida
Lucerne Lakes Golf Colony #7                      Florida
Lucerne Lakes Golf Colony #9                      Florida
Lucerne Lakes Golf Colony #8                      Florida
Lucerne Lakes Golf Colony #11                     Florida
Lucerne Lakes Golf Colony #10                     Florida
Lucerne Lakes Golf Colony #12                     Florida
Lucerne Lakes Golf Colony #14                     Florida
Lucerne Merged Condominiums, Inc.                 Florida
M.A.P. Beacon Place, Inc.                         Florida
M.A.P. Builders, Inc.                             Florida
M.A.P. Golfside at Holiday Springs, Inc.          Florida
M.A.P. Lakewood Village, Inc.                     Florida
M.A.P. Palm Village, Inc.                         Florida
M.A.P. Rosewood, Inc.                             Florida
M.A.P. Viewpointe, Inc.                           Florida
M.A.P. Vineyards of Plantation, Inc.              Florida
Miami Prefabricators, Inc.                        Florida
Midwest Management Company                        Michigan
Millers Plantation Development Company            Florida
Miramar Advertising Agency, Inc.                  Florida
Monterey Village Development Corp.                Florida
Multi-Builder Acceptance Corp.                    Alabama
NGMC Finance Corporation                          Florida
NGMC Finance Corporation, IV                      Florida
Parkview at Pembroke Pointe, Inc.                 Florida
Quality Roof Truss Company                        Florida
Riviera Land Corp.                                Florida
Satisfaction, Inc.                                Florida
South Dade Utilities, Inc.                        Florida
Southwest One Hundred Eighth Avenue Corporation   Florida
Springs Development Corporation                   Florida
State Home Acceptance Corp.                       Florida
Sunrise Hotel Corp.                               Florida
Sunrise Lakes Phase 4 Management Corporation      Florida
Superior Realty & Marketing, Inc.                 Florida
Supreme Lumber & Millwork Co.                     Florida
Talladege Manufacturing, Inc.                     Alabama
TPD Corp.                                         Florida
Unisure Insurance Agency, Inc.                    Florida
Universal American Finance Corporation, I         Florida
Universal American Mortgage Company               Florida
Universal American Realty Corporation             Delaware
Universal Title Insurors, Inc.                    Florida
Vista Del Lago Apartments, Inc.                   Florida
W.B. Homes, Inc.                                  Florida